Independent auditors' consent

The board and shareholders
     AXP Equity Select Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/KPMG LLP
   KPMG LLP
Minneapolis, Minnesota
January 5, 2001